SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 7, 2006

PORTAL SOFTWARE, INC.

(Exact name of Registrant as specified in its charter)

Delaware	000-25829	77-0369737
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10200 South De Anza Boulevard

Cupertino, CA 95014

(Address, including zip code, of principal executive offices)

(408) 572-2000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04. Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement.

On April 7, 2006, the leases held by Portal Software, Inc. (the “Registrant”) at 10200 South De Anza Boulevard, Cupertino, California (“De Anza”) and 10201 Torre Avenue, Cupertino, California (“Torre) were assumed by Symantec Corporation (“Symantec”). Pursuant to the terms of the Lease Termination Agreement between the Registrant and Symantec, as amended, as previously disclosed on Forms 8-K filed February 22, 2006 and March 27, 2006, the Registrant will pay Symantec $5 million on or before September 30, 2006 for the termination of the De Anza and Torre leases, which payment was contingent upon Symantec acquiring ownership of the De Anza and Torre buildings no later than April 30, 2006. The termination of the leases will result in a reduction in the Registrant’s lease liabilities over the next four years of $46 million.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORTAL SOFTWARE, INC.

Dated: April 13, 2006	By:	/s/ Larry Bercovich
Larry Bercovich
SVP, General Counsel & Secretary